UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2007
RARE Hospitality International, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-19924	58-14983126
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
8215 Roswell Road, Bldg. 600, Atlanta, GA 30350
(Addresses of Principal Executive Offices, including Zip Code)
(770) 399-9595
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On August 16, 2007, RARE Hospitality International, Inc., a Georgia corporation (the “Company”), Darden Restaurants, Inc., a Florida corporation (“Parent”), and Surf & Turf Merger Corp., a Georgia corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will commence a cash tender offer (the “Tender Offer”) to acquire all of the issued and outstanding shares of common stock, no par value per share, of the Company (the “Company Shares”) at a price per share equal to $38.15 (the “Per Share Consideration”) on August 31, 2007, which will remain open for at least 20 business days.
     Following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), pursuant to which all Company Shares not acquired in the Tender Offer will be converted into the right to receive the Per Share Consideration, except for (i) Company Shares held by holders who comply with the relevant provisions of the Georgia Business Corporation Code regarding the rights of shareholders to dissent from the Merger and require appraisal of their shares, (ii) Company Shares held in the treasury of the Company or owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent or the Company, and (iii) restricted shares that are converted into restricted shares of the Parent. The Merger Agreement includes customary representations, warranties and covenants by the parties. The Company’s Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Tender Offer and the Merger.
     Consummation of the Tender Offer is subject to certain conditions, including, among other things: (1) the tender of a majority of Company Shares outstanding on a fully diluted basis, (2) the absence of injunctions prohibiting the Tender Offer or the Merger, (3) the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) accuracy of representations of the Company, (5) compliance with covenants of the Company and (6) the absence of a material adverse effect on the Company.
     In the Merger Agreement, the Company granted to Parent and Merger Sub an irrevocable option (the “Merger Option”) to purchase, at a per share price equal to the Per Share Consideration, Company Shares equal to the number of Company Shares that, when added to the number of Company Shares owned by Parent and Merger Sub immediately following consummation of the Tender Offer, equals one Company Share more than 90% of the Company Shares then outstanding on a fully diluted basis. Pursuant to the Merger Option, the Company shall only be required to issue up to that number of shares that would not require a vote of the Company’s Shareholders to authorize additional shares of capital stock under the Company’s Articles of Incorporation.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Parent and Merger Sub in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, on the one hand, and Merger Sub and Parent, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Merger Sub or Parent.
     The Company and Parent issued a joint press release on August 16, 2007 announcing the execution of the Merger Agreement and the commencement of the Tender Offer on August 31, 2007. A copy of the press release was previously filed on Schedule 14D-9 by the Company on August 16, 2007 and is incorporated herein by reference.
Item 3.03     Material Modification to Rights of Security Holders
     On August 16, 2007, the Company amended that certain Shareholder Protection Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as successor to SunTrust Bank, Atlanta as the Rights Agent, dated November 4, 1997 (the “Amendment”). The effect of the Amendment is to permit the performance of the transactions contemplated by the Merger Agreement, by preventing (i) Parent, Merger Sub or any of their affiliates or associates from becoming an “Acquiring Person” (as defined in the Rights Agreement) as a result of the Merger, Tender Offer, transactions contemplated by the Merger Agreement or the public announcement of the foregoing, and (ii) a “Separation Time” or a “Stock Acquisition Date” (in each case as defined in the Rights Agreement) from occurring as a result of the Merger, Tender Offer, transactions contemplated by the Merger Agreement or the public announcement of the foregoing. The Amendment also makes certain changes to the “Expiration Time” to provide that the Rights Agreement will terminate immediately after the acceptance for payment of, and the payment for, all Company Shares tendered pursuant to the Offer.
     The description contained in this Item 3.03 of certain terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Forward-Looking Statements
     This filing contains forward-looking statements as defined by the federal securities laws which are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion of the Tender Offer and the Merger. The Company undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 16, 2007, among RARE Hospitality International, Inc., Darden Restaurants, Inc. and Surf & Turf Merger Corp*

4.1	First Amendment to Stockholder Protection Rights Agreement, dated as of August 16, 2007, between RARE Hospitality International, Inc. and Computershare Investor Services, LLC

99.1	Joint Press Release issued by RARE Hospitality International, Inc. and Darden Restaurants, Inc., dated August 16, 2007 (incorporated by reference from the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed on August 16, 2007)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE HOSPITALITY INTERNATIONAL, INC.

/s/ W. Douglas Benn

	Name:	W. Douglas Benn
	Title:	Executive Vice President, Finance and Chief Financial Officer

Date: August 17, 2007